UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 13, 2020

INTRICON CORPORATION
(Exact name of registrant as specified in its charter)

Pennsylvania	1-5005	23-1069060
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1260 Red Fox Road, Arden Hills, MN 55112
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (651) 636-9770

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $1.00 per share	IIN	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule l2b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

Preliminary Note

On May 20, 2020, IntriCon Corporation (the “Company”) filed a Current Report on Form 8-K (the “Prior Form 8-K”) with the Securities and Exchange Commission (the “Commission”) to report, among other matters, that on May 18, 2020 IntriCon Pte. Ltd. (“Buyer”), a wholly-owned subsidiary of the Company, acquired all of the outstanding shares of Emerald Medical Services Pte., Ltd., a Singapore company (“Emerald”), pursuant to a Share Purchase Agreement dated the same date among Buyer, Emerald and the direct and indirect owners of Emerald (the “Emerald Acquisition”). In the Prior Form 8-K, the Company indicated that any financial statements and pro forma financial information required by Items 9.01(a) and (b), respectively, would be filed as an amendment to the Prior Form 8-K as soon as practicable, but not later than August 3, 2020.

On May 20, 2020, the Commission adopted Release No. 33-10786, Amendments to Financial Disclosures about Acquired and Disposed Businesses (the “New Rules”). The New Rules amended the Commission’s “significance” tests under which a registrant determines whether an acquisition is significant, thereby requiring the filing of historical financial statements of the acquired business and related pro forma financial information. The New Rules are effective January 1, 2021, but the New Rules permit voluntary early compliance provided that a registrant adopts the New Rules and applies the New Rules in their entirety from the date of early compliance. The Company has adopted the New Rules effective as of May 20, 2020. Under the New Rules, the Company has determined that the Emerald Acquisition does not meet the significance tests under the New Rules and, therefore, no financial statements and pro forma financial information are required to be filed pursuant to Items 9.01(a) and (b).

Accordingly, the Company is amending Items 1.01 and 9.01 of the Prior Form 8-K, and deleting Item 2.01, to reflect that the Emerald Acquisition does not meet the significance tests under the New Rules and that no financial statements and pro forma financial information are required to be filed pursuant to Items 9.01(a) and (b). No change is being made to Items 2.02, 2.03, 2.05, 2.06, 7.01 or 8.01 of the Prior Form 8-K.

Item 1.01	Entry into a Material Definitive Agreement.

Emerald Acquisition

On May 18, 2020, IntriCon Pte. Ltd. (“Buyer”), a wholly-owned subsidiary of IntriCon Corporation (the “Company”), acquired all of the outstanding shares of Emerald Medical Services Pte., Ltd., a Singapore company (“Emerald”), pursuant to a Share Purchase Agreement dated the same date among Buyer, Emerald and the direct and indirect owners of Emerald. Emerald, based in Singapore, is a provider of joint development medical device manufacturing services for complex catheter applications. The Share Purchase Agreement provides for a purchase price consisting of:

•	a cash payment paid at closing of $7,127,500, subject to a post-closing working capital adjustment;

•	80,000 shares of the Company’s common stock issued at closing, which shares will be held in an escrow account for a period of 18 months to resolve any post-closing claims by the Buyer;

•	a cash payment of $500,000 payable in the event that regulatory approval in Japan is obtained for a particular product within twelve months of closing;

•	an earn-out payment of between $333,334 and $1,000,000 if Emerald has net revenues ranging from $9.0 million to $11.0 million during the first year after closing; and

•	additional earn-out payments equal to 28% of net revenues arising from the sale of certain products or to certain customers for each of the first three years after closing.

The cash portion of the purchase was paid from Company internal funds.

The foregoing description of the Share Purchase Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the full text of the Share Purchase Agreement, which is filed with this Current Report as Exhibit 2.1 and is incorporated herein by reference.

Amendments to Credit Facility

The information contained in Item 2.03 of the Prior Form 8-K is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

Not required.

(b) Pro forma financial information.

Not required.

(d) Exhibits.

Exhibit No.	Description
2.1*	Share Purchase Agreement dated as of May 18, 2020 among IntriCon Pte. Ltd. , a wholly-owned subsidiary of IntriCon Corporation, Emerald Medical Services Pte., Ltd., a Singapore company (“Emerald”), and the direct and indirect owners of Emerald
10.1*	Fourteenth Amendment to Loan and Security Agreement and Waiver among the Company, IntriCon, Inc., Hearing Help Express, Inc., and CIBC Bank USA (formerly known as The PrivateBank and Trust Company), dated as of May 13, 2020.
10.2*	Amended and Restated Revolving Note from the Company, IntriCon, Inc. and Hearing Help Express, Inc. to CIBC Bank USA (formerly known as The PrivateBank and Trust Company), dated May 13, 2020.
99.1*	Press Release dated May 19, 2020.
99.2*	Press Release dated May 19, 2020 regarding the Emerald Acquisition.

* Previously filed or furnished with the Prior Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTRICON CORPORATION

By:	/s/ Scott Longval
Name:	Scott Longval
Title:	Executive Vice President, Chief Operating Officer and Chief Financial Officer

Date: July 24, 2020